UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On September 9, 2004, MetroPCS, Inc. issued a press release announcing it received notice of failure to comply with a covenant under the indenture governing its $150 million of 10 3/4% Senior Notes due 2011. The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is incorporated herein in its entirety.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated September 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: September 9, 2004	By:	/s/ J. Lyle Patrick
Name: J. Lyle Patrick Title: Vice President and Chief Financial Officer